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                                                                   EXHIBIT 10.15


                             LOAN PURCHASE AGREEMENT


This Loan Purchase Agreement dated as of January __, 2000, (the "Agreement") is made and entered into by and between Humboldt Bank, a California state-chartered bank ("Purchaser"), and Capitol Thrift & Loan Association, a California industrial loan corporation ("Seller").


                                    RECITALS

A. Humboldt Bancorp, Purchaser, Global Bancorp and Seller have entered into the Second Restatement of the Agreement and Plan of Reorganization dated November 12, 1999 as amended (the "Merger Agreement") which provides that Purchaser and Seller will enter into this Agreement.

B. Seller desires to sell and Purchaser desires to purchase up to $60 million in loans, all on the terms and subject to the conditions of this Agreement.

NOW THEREFORE, the parties to this Agreement hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms have the meanings given below:

             "Agreement" means this loan purchase agreement.

             "Business Day" means a day, other than a Saturday or Sunday, when Purchaser is open to the public for business.

             "Closing Date" means the date to be chosen by the parties pursuant to the Second Restatement of the Agreement and Plan of Reorganization dated November 12, 1999 by and among Humboldt Bancorp, Purchaser, Global Bancorp and Seller as amended (the "Merger Agreement"), or any other date and time the closing of the purchase is consummated as contemplated in Articles II and III and shall be effective as of the close of business on the date of closing.

             "Commissioner" shall mean the California Commissioner of Financial Institutions.

             "FDIC" means the Federal Deposit Insurance Corporation.

             "Purchased Assets" means (i) the Purchased Loans, and (ii) all business records relating to the purchased loans and all accounting or financial information concerning the Purchased Loans to be transferred.



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             "Purchased Loans" means all of Seller's interest, including the outstanding principal balance due and accrued and unpaid interest and/or late charges thereon as of the Closing Date, in all loans listed on Schedule 1.1(c), to be provided within 10 days of the execution hereof, including a two percent loan loss reserve for each such loan.

             "Regulatory Approvals" means all approvals, permits, authorizations, waivers, or consents of state and federal governmental agencies or authorities necessary or appropriate to permit consummation of the transactions contemplated in this Agreement.


                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.1 Closing Date. The closing of the transactions contemplated by this Agreement shall occur immediately preceding the closing of the merger transaction contemplated in the Merger Agreement. On the Closing Date, the closing of the transactions contemplated by this Agreement shall take place at the head offices of Purchaser in Eureka, California. Notwithstanding anything herein to the contrary, the effective time for the closing of the transactions contemplated by this Agreement shall be as of the close of business on the Closing Date.

         2.2 Purchase and Sale. On the Closing Date, subject to satisfaction or waiver of the conditions precedent set forth in this Agreement, Seller shall sell and Purchaser shall buy all the Purchased Assets.

         2.3 Payment for Purchase. As consideration for the Purchased Assets, Purchaser shall pay Seller the purchase price specified in Section 2.4.

         2.4 Purchase Price. The purchase price for the Purchased Assets shall be the sum of the following:

             (a) An amount equal to the outstanding principal balance due and accrued and unpaid interest thereon as of the Closing Date, of the Purchased Loans; less

             (b) Two percent loan loss reserve for the gross amount of such loans.

         2.5 Prorations. Seller and Purchaser shall prorate the following items as of the Closing Date so that all items applicable to all periods through the Closing Date shall be for the account of Seller and all items applicable to any period subsequent to the Closing Date shall be for the account of Purchaser:

             (a) Any real or personal taxes, intangibles taxes, or other similar taxes on the Purchased Assets, in each case prorated on the basis of the taxing year of each taxing body involved



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(and if the amount of any tax is not ascertainable as of the Closing Date, proration of the tax shall be based upon the most recent ascertainable tax bill subject to adjustment when the actual amount becomes known);

         2.6 Taxes, Fees. Taxes and fees shall be allocated and paid as set forth

             (a) Seller shall be responsible for payment of all taxes attributed to or associated with the Purchased Assets prior to and on the Closing Date, including but not limited to, business and occupation taxes;

             (b) Purchaser shall be responsible for taxes and fees attributable to the operation of the Purchased Assets after the Closing Date;

             (c) On the Closing Date, Purchaser shall pay to Seller sales and use tax payable by reason of the transaction contemplated by this Agreement;

             (d) Seller shall be responsible for recording fees for recording of documents to remove liens or encumbrances against any of the Purchased Assets;

             (e) Purchaser shall be responsible for filing and recording fees and any other expenses incurred in connection with transferring or assigning to Purchaser the collateral which secures the Purchased Loans; and

             (f) Any other taxes and fees shall be prorated according to the accepted practice in California for allocation of such items in similar transactions.


                                   ARTICLE III
                             CLOSING OF TRANSACTIONS

         3.1 Estimate of Consideration: Payment of Estimated Amount. Four Business Days prior to the Closing Date, Seller shall prepare a reasonably detailed calculation of estimated amounts of the purchase price to be paid for the Purchased Assets and the amount to be paid pursuant to Section 2.4. Upon completion, Seller shall deliver to Purchaser such statement of the estimated consideration to be paid, certified by the chief financial officer of Seller to have been prepared under his supervision and to be as accurate an estimate as is reasonably practicable. On the Closing Date, Purchaser shall, as shown thereon, pay the estimated net amount due to Seller, if any, in immediately available funds or in acceptable securities.

         3.2 Determination of Final Amount of Consideration, Payment of Adjusted Amount.

             (a) Following the Closing Date, Purchaser and Seller shall, as promptly as reasonably practicable, consult with one another to determine and agree upon the final calculation of the purchase price for the Purchased Assets in each case calculated as specified in Article II.

             (b) Within five Business Days of the final determination of the amount of the Purchase Price, Purchaser shall pay Seller such amount as is necessary to adjust the estimated



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amount paid on the Closing Date to the actual amount due. Such payment shall be made in immediately available funds or in acceptable securities, together with interest thereon at the average daily federal funds rate from the Closing Date until paid.

         3.3 Other Actions at Closing. Subject to satisfaction or waiver of the conditions to the respective parties' obligations, the following actions shall be taken on the Closing Date:

             (a) Consents. Seller shall deliver to Purchaser such executed consents and approvals of third parties in form and substance reasonably satisfactory to counsel for Purchaser, as may be required to consummate the transactions contemplated hereby; provided that Seller shall have no liability to Purchaser if Seller is unable to procure such consents.

             (b) Bill of Sale. Seller shall deliver to Purchaser an executed bill or bills of sale, substantially in the form of Exhibit A attached hereto, transferring and warranting to Purchaser all right, title, and interest in and to all Purchased Assets.

             (c) Assignment of Contracts and Accounts. Seller shall deliver an executed assignment or assignments, in a form to be agreed upon by the parties, transferring and assigning to Purchaser Seller's interest, Contracts, Accounts, and any other Purchased Assets not otherwise covered by an instrument of transfer, in each case free and clear of all claims, liens, and encumbrances.

             (d) Possession. Seller shall deliver possession of the Purchased Assets to Purchaser or its representatives at the close of business on the Closing Date.

             (e) Other Documents. Purchaser and Seller shall each deliver such other documents as this Agreement contemplates will be delivered by Purchaser or Seller, as the case may be, on or before the Closing Date, or as may be reasonably requested by the other party prior to the Closing Date to consummate the transactions contemplated hereby, to evidence compliance with such party's covenants or the accuracy of such party's representations and warranties, or the satisfaction or waiver of conditions to the other party's obligations hereunder.

         3.4 Further Assurances. From time to time on and after the Closing Date, as and when requested by Purchaser or Seller, or by their respective successors and assigns, the parties shall execute and deliver such other instruments of transfer, assignment, and assumption and shall take or cause to be taken such further actions as shall be necessary to effect this Agreement.



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                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Obligations of Both Parties. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

             (a) Regulatory Approvals, in form and substance reasonably satisfactory to the parties and their counsel, shall have been received from all federal and state regulatory authorities having jurisdiction over the parties and the transactions contemplated hereby.

             (b) No action, suit, or proceeding shall have been instituted by any public authority to restrain, enjoin, or prohibit the transactions contemplated by this Agreement.

         4.2 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver of each of the following conditions on or before the Closing Date:

             (a) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if such representations and warranties had been made or given on and as of the Closing Date; all covenants and conditions to be performed or met by Seller on or prior to the Closing Date shall have been so performed or met in all material respects; and on the Closing Date, Purchaser shall have received an officers' certificate, dated as of the Closing Date, signed by the chief financial officer or another senior executive officer of Seller, attesting to such facts to the best knowledge of that officer after reasonable inquiry.

             (b) Except as otherwise provided herein Seller shall have obtained all consents and approvals which are necessary or advisable in connection with its consummation of the transactions contemplated hereby and shall have delivered executed copies thereof to Purchaser.

         4.3 Conditions Precedent to Obligations of Seller. The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following condition on or prior to the Closing
Date:

             All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if such representations and warranties had been made or given on and as of the Closing Date; all covenants and conditions to be performed or met by Purchaser on or prior to the Closing Date shall have been so performed or met in all material respects; and on the Closing Date, Seller shall have received an officers' certificate, dated as of the Closing Date, signed by a senior executive officer of Purchaser, attesting to such facts to the best knowledge of that officer after reasonable inquiry.



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                                    ARTICLE V
                             WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

         5.1 Organization, Powers, and Qualifications. Purchaser is a state-chartered bank duly organized, validly existing, and in good standing under the laws of California. Purchaser has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted.

         5.2 Execution and Performance of Agreement. Purchaser has all requisite corporate power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not conflict with any provision of its articles of incorporation or bylaws or with any undertaking, agreement, decree, order, or judgment by which it is bound. This Agreement constitutes the valid, legal, and binding obligation of Purchaser, enforceable against it in accordance with its terms. The execution, delivery, and performance of this Agreement have been duly and validly authorized by the board of directors of Purchaser and by Purchaser's sole shareholder, Humboldt Bancorp. No other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement on its behalf or the consummation by it of the transactions contemplated by this Agreement.


                                   ARTICLE VI
                              WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows:

         6.1 Organization, Powers, and Qualifications. Seller is a California state-chartered industrial loan company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and assets, to lease the leased properties used in its business, and to carry on its business substantially as it is being conducted on the date of this Agreement.

         6.2 Execution and Performance of Agreement. Seller has all requisite corporate power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement by Seller will not conflict with any provision of Seller's articles of incorporation or bylaws or with any undertaking, agreement, decree, order, or judgment by which it is bound. This Agreement constitutes the valid, legal, and binding obligation of Seller, enforceable against it in accordance with its terms. The execution, delivery, and performance of this Agreement have been duly and validly authorized by the board of directors of Seller and by Seller's sole shareholder, Global Bancorp. No other corporate proceedings on the part of Seller are necessary to authorize this Agreement on its behalf or the consummation by it of the transactions contemplated by this Agreement.

         6.3 Contracts. Seller is not in default of any material term of any Contract, and there is no event which, with the lapse of time or giving of notice or otherwise, would constitute such a default.



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         6.4 Disclosure. No representation or warranty of Seller hereunder and no certificate, statement, or other document delivered by Seller or any officer thereof hereunder or in connection with this Agreement or any of the transactions contemplated hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Copies of all documents referred to in this Agreement which Seller has furnished to or made available for inspection by Purchaser and its affiliates are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.


                                   ARTICLE VII
                                    COVENANTS

         7.1 Best Efforts. Each party (a) shall use its best efforts to cause the transactions contemplated hereby to be consummated immediately prior to the merger pursuant to the Merger Agreement, and to prepare, file, and prosecute promptly and diligently all federal and state regulatory filings and requests for approval as shall be necessary to effect the transactions contemplated by this Agreement; (b) represents that at the date hereof, it does not know of any facts which would reasonably cause it to believe that all Regulatory Approvals could not be obtained; and (c) agrees not to take any action or enter into any agreement or arrangement that reasonably would be expected to jeopardize its ability to obtain all Regulatory Approvals necessary for it to consummate the transactions contemplated hereby; provided, however, that nothing in this Agreement shall require either party or any of its affiliates to agree to any conditions to the consummation of the transactions contemplated by this Agreement imposed by any federal or state regulatory authority with jurisdiction over such transaction which in that party's reasonable judgment would be unduly burdensome.

         7.2 Confidentiality. Each party shall use all nonpublic information that it obtains from the other pursuant to this Agreement, including information obtained pursuant to Section 8.2 from the companies used by Seller for data processing or pursuant to Section 8.7, solely to effect the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each party shall maintain as strictly confidential all nonpublic information it learns from the other party, including information obtained pursuant to Section
8.2 from the companies used by Seller for data processing, and shall, upon expiration or termination of this Agreement, return promptly to the other party all confidential documents it received from the other party in connection with this Agreement and the transactions contemplated hereby. Each party may make available such information to its respective affiliates, counsel, accountants, tax advisers, and consultants, provided such persons agree to be bound by this
Section 7.2. This section shall not prohibit the use or disclosure of information that is required by law to be disclosed, information which is available to the recipient on a nonconfidential basis, or information which becomes public without the fault of the recipient.

         7.3 Rights of Access. Between the date of this Agreement and the Closing Date, Seller shall afford to Purchaser and its officers and authorized agents and representatives reasonable access to the properties, books, records, contracts, documents, files, and other information relating to the Purchased Assets.



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         7.4 Certain Transactions. Without the prior written consent of
Purchaser, Seller shall not, on or after the date of this Agreement:

             (a) Subject any of the Purchased Assets to any lien, claim, or encumbrance, except incurred in the ordinary course of its business consistent with past practice;

             (b) Except as permitted in this Agreement, take any action outside of the normal course of business which Seller knows will have a material adverse effect on the transactions contemplated hereunder or which Seller knows will impair Purchaser's rights in any Purchased Assets, or Purchaser's ability to collect upon any Purchased Asset; or

             (c) Agree to do any of the foregoing.

         7.5 Preservation of Business. Pending the Closing Date, Seller shall:

             (a) Use, manage, repair, and maintain the Purchased Assets with the same care and diligence as Seller applies to its other assets;

             (b) Not do anything or fail to do anything which will cause a breach of or a default in any Contract except for the transactions hereby contemplated.

         7.6 Continuing Accuracy of Representations and Warranties. Pending the Closing Date, neither Purchaser nor Seller will take any action or omit to take any action which would cause or constitute a material breach of any of their respective representations and warranties contained in this Agreement or which would cause any such representations or warranties, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect. In the event of and promptly upon becoming aware of the occurrence of any event which would constitute or cause such a material breach or inaccuracy or a material breach of any covenant hereunder, the party in breach will give detailed written notice thereof to the other party and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.


                                  ARTICLE VIII
                              CONVERSION PROCEDURES

         8.1 Generally. Seller and Purchaser shall, before and after the Closing Date, cooperate in good faith to ensure the orderly and efficient transfer and conversion of the Purchased Assets.

         8.2 File Packages. Seller will provide Purchaser with copies of the paper record of the Purchased Loans as it exists and all original loan files and loan documents. The paper record, loan files and loan documents shall be provided within thirty (30) days of the execution of this Agreement. On the Closing Date, Seller agrees to provide a second set of these files as the final record of Purchased Loans. On the Closing Date, Seller will show all Purchased Loans as closed and perform no further processing on the Purchased Loans from inception to the Closing Date.

         8.3 Histories: Checks. Within 10 Business Days after the Closing Date, Seller shall provide Purchaser with a copy of all account histories, both in paper and magnetic tape form. Seller



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shall perform and provide all research, including microfilm copies of activity prior to the Closing Date, to Purchaser at cost. For the purpose of this Agreement, the term "Account histories" means a copy of the last statement Seller cuts on the Closing Date as stated in Section 8.2 and a complete history of Purchased Loans.

         8.4 Notification of Customers. Prior to the Closing Date, (i) Seller and Purchaser, after obtaining Regulatory Approvals, will jointly notify the Purchased Loan customers (and shall equally share the cost of any joint notices) that, subject to closing of the transactions contemplated by this Agreement, Purchaser will be purchasing the Purchased Assets, (ii) Seller and Purchaser shall each provide, or join in providing where appropriate, all notices that Seller or Purchaser, as the case may be, is required to give by any regulatory authority having jurisdiction or under applicable law or the terms of any other agreement between Seller and any customer in connection with the transactions contemplated hereby or as otherwise may be prudent or reasonably necessary in connection with the transactions contemplated hereby, and (iii) following or concurrently with the notice referred to in clause (i) above, Purchaser may communicate with and deliver information, brochures, bulletins, and other communications to customers concerning the transactions contemplated by this Agreement and concerning the business and operations of Purchaser. A party proposing to send any notice or communication pursuant to any paragraph of this
Section 8.5 shall furnish to the other party a copy of the proposed form of such notice or communication at least 10 Business Days in advance of the proposed date of the first mailing, posting, or other dissemination thereof to customers and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes for any business purpose or as necessary to comply with applicable statutes, rules, regulations, or requirements of any regulatory authority having jurisdiction. All costs and expenses of any notice or communication sent by Purchaser or Seller shall be the responsibility of the party sending such notice or communication and all costs and expenses of any joint notice or communication shall be shared equally by Seller and Purchaser.

         8.5 Customer Names and Addresses. Prior to any notification in Section 8.4, and upon Purchaser's request, Seller shall provide Purchaser with mailing labels, containing the name and complete mailing address for each of the Purchased Loans as of a recent date.

         8.6 Purchased Loans Interest Reporting. Seller will timely report to applicable taxing authorities, Purchaser and to Purchased Loan customers, with respect to the period from January 1 of the year of the Closing Date, through the Closing Date, all interest paid on the Purchased Loans.

         8.7 Purchased Loans. As soon as practicable, but not later than 10 days from the date of this Agreement, Seller shall provide to Purchaser a written schedule of Purchased Loans to be transferred to Purchaser pursuant to the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, from and after the date on which Purchaser receives such schedule until ten (10) days prior to the Closing Date, Purchaser shall have the right to exclude from the transaction any loan and such excluded loan shall not be transferred to Purchaser pursuant to the terms of this Agreement on the Closing Date. Purchaser's right to exclude such loans shall be exercisable by Purchaser giving written notice to Seller at any time until ten (10) days before the Closing Date. In the event that an Excluded Loan should inadvertently be transferred to Purchaser on the Closing Date, Seller shall repurchase such loan at book value.



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         8.8 Further Documents. After the Closing Date, Seller and Purchaser
shall each permit the other reasonable access to and the right to inspect and copy, the books and records of such party with respect to the transactions contemplated hereby as may be reasonably necessary or appropriate to enable the other party to prepare any additional documents, instrument, reports, or tax returns as it or its counsel determines to be necessary or appropriate under the circumstances.

         8.9 Cooperation on Certain Tax Matters. After the Closing Date, Seller and Purchaser shall each (i) assist (and cause their respective affiliates to assist) the other party in preparing any tax returns that party is responsible for preparing and filing in accordance with this Agreement, (ii) cooperate fully in preparing any audits of or disputes with taxing authorities regarding any tax returns with respect to the Purchased Assets or income therefrom, (iii) make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to taxes with respect to the Purchased Assets or income therefrom, (iv) provide timely written notice to the other of any pending or proposed tax audits or assessments with respect to the Purchased Assets or income therefrom, for taxable periods for which the other may have liability under this Agreement, and (v) furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period referred to in clause (iv) above. The party requesting assistance or cooperation shall pay the other party's out-of-pocket expenses in complying with such request to the extent that such expenses are attributable to fees and other costs of unaffiliated third party service providers.


                                   ARTICLE IX
                                   TERMINATION

         9.1 Automatic Termination. This Agreement shall terminate, without action by the parties or either of them on March 31, 2000, at 11:59 p.m.

         9.2 Grounds for Termination. This Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

             (a) By mutual consent of Purchaser and Seller;

             (b) By Purchaser, upon written notice to Seller given at any time if any of the representations and warranties of Seller contained in this Agreement were untrue or incorrect in any material respect when made or become untrue or incorrect in any material respect on or prior to the Closing Date in a manner that cannot reasonably be expected to be corrected or cured prior to the Closing Date or if Seller, within 10 Business Days after notice thereof from Purchaser, fails to comply in any material respect with any of its covenants contained in this Agreement;

             (c) By Seller, upon written notice to Purchaser at any time if any of the representations and warranties of Purchaser contained in this Agreement were incorrect in any material respect when made or become incorrect in any material respect on or prior to the Closing Date in a manner that cannot reasonably be expected to be corrected or cured prior to the Closing Date or if Purchaser, within 10 Business Days notice thereof from Seller, fails to comply in any material respect with any of its covenants contained in this Agreement; or



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             (d) By Purchaser or Seller, upon written notice to the other at any time if (i) Regulatory Approvals are not obtained prior to March 31, 2000, or
(ii) the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is necessary.

         9.3 Effect of Termination. In the event of the termination and abandonment hereof pursuant to the provisions of Section 9.1 or Section 9.2, this Agreement shall become void and have no force or effect, except that provisions of Sections 7.2 and 10.1 and this Section 9.3 shall survive termination. Such termination shall not relieve any party of liability for any default or breach prior to such termination, but absent any such default or breach by it, no party nor any of its officers, directors, or shareholders shall have any liability to the other party for costs, expenses (including, without limitation, legal and accounting fees and expenses), loss of anticipated profits, or otherwise.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Costs and Expenses. Each party hereto shall pay its own expenses, including, without limitation, the expenses of its own counsel, accountants, and tax and financial advisers incurred in connection with this Agreement and the transactions contemplated hereby. Purchaser and Seller shall each pay one-half of the application fees for Regulatory Approvals.

         10.2 Mutual Cooperation. Subject to the terms and conditions herein provided, each party shall cooperate with the other in carrying out the provisions of this Agreement and in making all filings and obtaining all necessary Regulatory Approvals and shall execute and deliver, or cause to be executed and delivered, such regulatory notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective the transactions contemplated hereby.

         10.3 Entire Agreement. With respect to the subject matter hereof, this Agreement, the schedules and exhibits hereto (which are incorporated herein), and the documents delivered pursuant hereto constitute the entire Agreement and understanding between the parties hereto and supersede any prior agreement or understanding with respect to such subject matter.

         10.4 Notices. Any notice required or permitted under this Agreement shall be given in writing (except as otherwise provided in this Agreement) and shall be deemed effectively given upon personal delivery, facsimile transmission, or similar method of communication, or on the second business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as follows:

         If to Purchaser, to:

                  Humboldt Bank
                  Post Office Box 1007
                  Eureka, California 95502
                  Attention: R. V. Barkley
                  Telephone:  (707) 269-3100
                  Facsimile:  (707) 445-0950



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         with a copy to:

                  Gary Steven Findley, Esq.
                  1470 North Hundley Street
                  Anaheim, California 92806
                  Telephone:  (714) 630-7136
                  Facsimile:  (714) 630-7910

         If to Seller, to:

                  Capitol Thrift & Loan Association
                  1424 Second Street
                  Napa, California 94559
                  Facsimile:  (707) 252-4950
                  Attention:  Robert F. Kelly, President/CEO

         with a copy to:

                  Allen, Matkins, Leck, Gamble & Mallory
                  333 Bush Street, 17th Floor
                  San Francisco, California 94104
                  Facsimile:  (415) 837-1516
                  Attention:  Roger S. Mertz, Esq.

or at such other address as a party may designate by notice given in the manner provided herein.

         10.5 Governing Law: Venue. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the state of California (without regard to principles of conflicts of law thereof), except to the extent preempted by federal law. Legal action or proceedings with respect to this Agreement and the transactions contemplated hereunder shall be brought in the courts of the state of California or, if applicable, the courts of the United States of America, located in San Francisco County, California.

         10.6 Modification and Waiver. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition thereof be deemed a waiver of such term or condition in the future, unless such change or modification or waiver shall be in writing signed by both parties.

         10.7 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal, or unenforceable, the remainder of this Agreement shall not be affected thereby.

         10.8 Assignment: Binding Effect. Neither this Agreement nor any right or obligation hereunder may be assigned by any party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.



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

         10.9 Form of Public Disclosures. No party shall make any public disclosures concerning this Agreement or the transactions contemplated hereby unless all the parties have approved in advance the form and substance thereof, except as required by applicable law. No party shall unreasonably withhold such approval.

         10.10 Captions: Counterparts. The article and section headings and the table of contents in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the parties.

         10.11 Manner of Payment. All payments due under this Agreement shall be in lawful money of the United States of America.



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

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and acknowledged by their duly authorized representatives as of the date first set forth above.



                                        HUMBOLDT BANK



                                        By______________________________________


                                        CAPITOL THRIFT & LOAN ASSOCIATION



                                        By______________________________________



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

                                   EXHIBIT A

                                  BILL OF SALE


         This Bill of Sale ("Bill of Sale") is made as of _____________________ from Capitol Thrift & Loan Association, a California industrial loan corporation ("Seller") to Humboldt Bank, a California state-chartered bank ("Purchaser").

         WHEREAS, pursuant to the Loan Purchase Agreement, dates as of _________________ (the "Agreement"), by and between Seller and Purchaser, Purchaser has agreed to purchase from Seller all of its right, title and interest in and to certain assets;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Seller, Seller does hereby sell, convey, assign, transfer and deliver to Purchaser, and its successors and assigns, all of Seller's right, title and interest in and to the Purchased Assets (such capitalized term and, except as otherwise defined herein, all other capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement) as of the date hereof.

         Seller covenants and agrees with Purchaser that Seller will execute, acknowledge and deliver such other and further instruments and will take such other action as may be necessary or desirable to carry out more effectively the transfer of assets provided for herein.

         Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person other than Purchaser and its successors and assigns, and remedy or claim under or by reason of this instrument or any agreements, covenants or terms hereof, and all the agreements, covenants and terms contained in this instrument shall be for the sole and exclusive benefit of Purchaser and its successors and permitted assigns.

         This Bill of Sale shall inure to the benefit of Purchaser and its successors and permitted assigns and be binding upon and enforceable against Seller and its successors and permitted assigns.

         IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized officer of Seller as of the date first written above.



                                        CAPITOL THRIFT & LOAN ASSOCIATION


                                        By: ____________________________________
                                               Name:
                                               Title:


AGREED AND ACCEPTED.

HUMBOLDT BANK


By: ____________________________________
       Name:
       Title:



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